Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Bassil I. Dahiyat, President & Chief Executive Officer of Xencor, Inc. (the “Company”), and Bart Cornelissen, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 9, 2024
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of May 2024.

/s/ BASSIL I. DAHIYAT	/s/ BART JAN CORNELISSEN
Bassil I. Dahiyat	Bart Jan Cornelissen
President & Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
This certification accompanies the Periodic Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Xencor, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.